Exhibit 4(7)

[Letterhead of Arnold & Porter LLP]

March 23, 2016

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

BRAZIL

Ladies and Gentlemen:

We have acted as special United States counsel for the Federative Republic of Brazil (“Brazil”) in connection with the preparation of the registration statement under Schedule B (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to which Brazil is registering $2,612,711,000 aggregate principal amount of its debt securities and warrants (the “Offered Securities”) to be offered and sold from time to time as set forth in the Registration Statement and the prospectus (the “Prospectus”) contained therein. We are familiar with (a) the Fiscal Agency Agreement dated as of November 1, 1996 between Brazil and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, including the forms of securities attached thereto (the “FAA Debt Securities”), each as amended by Amendment No. 1, dated as of April 28, 2003, Amendment No. 2, dated as of March 30, 2004, Amendment No. 3, dated as of June 28, 2004 and Amendment No. 4, dated as of August 31, 2011 (the “Fiscal Agency Agreement”) previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-6682) and made a part of the Registration Statement, (b) the Indenture, dated as of July 2, 2015 (the “Indenture”), between Brazil and The Bank of New York Mellon, including the forms of debt securities attached thereto (“Indenture Debt Securities”, and with the FAA Debt Securities, the “Debt Securities”) previously filed as part of Brazil’s Annual Report for the fiscal year ended December 31, 2014 on Form 18-K, and made a part of the Registration Statement and (c) the form of the Underwriting Agreement (together with the Fiscal Agency Agreement and the indenture, the “Agreements”) filed and made a part of the Registration Statement.

In rendering the opinion expressed below, we have examined such certificates of public officials, government documents and records and other certificates and instruments furnished to us, and have made such other investigations, as we have deemed necessary in connection with the opinion set forth herein. Furthermore, we have assumed

Ministry of Finance

March 23, 2016

the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authority of Brazil to enter into the Agreements and cause the issuance of the Offered Securities, and the conformity to authentic originals of all documents submitted to us as copies. As to any document originally prepared in any language other than English and submitted to us in translation, we have assumed the accuracy of the English translation.

This opinion is limited to the federal laws of the United States and the laws of the State of New York, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinion set forth herein relates to matters of the laws of Brazil, we have relied upon the opinion of the Deputy Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil, a copy of which is being filed as Exhibit 4(5) to the Registration Statement, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

Based upon and subject to the foregoing, we are of the opinion that when the Offered Securities have been duly authorized, issued, and executed by Brazil and authenticated, delivered, and paid for as contemplated by the Agreements, the Prospectus and any amendment and supplement thereto, the Offered Securities will constitute valid and legally binding direct and unconditional obligations of Brazil under the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Validity of the Securities” in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Arnold & Porter LLP